Exhibit 99.1

CONTACT:	Edward Heffernan Chief Financial Officer Alliance Data Systems Tel: 972-348-5191 Julie Prozeller Financial Dynamics Tel: 212-850-5608 Media: Shelley Whiddon Tel: 972-348-4310

ALLIANCE DATA SYSTEMS ANNOUNCES
FOURTH QUARTER AND YEAR-END RESULTS
* Record revenues drive continued strong results

Dallas, TX, February 2, 2005 — Alliance Data Systems Corp. (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced results for its fourth quarter and year ended December 31, 2004.

Total fourth quarter revenue increased 16 percent to $346.8 million compared to $297.9 million for the fourth quarter of 2003. Net income decreased 19 percent to $16.0 million for the fourth quarter of 2004, or $0.19 per diluted share, compared to $19.8 million, or $0.24 per diluted share, for the fourth quarter of 2003. Net income was impacted by a $10.2 million after tax non-cash stock compensation charge recorded in the fourth quarter compared to a $2.1 million after tax non-cash stock compensation charge in the comparable prior period.

Adjusted EBITDA (EBITDA before non-cash stock compensation expense) for the fourth quarter of 2004 increased 15 percent to $68.0 million compared to $59.0 million for the fourth quarter of 2003. Cash earnings increased 30 percent to $32.3 million compared to $24.9 million for the fourth quarter of 2003. Cash earnings per diluted share increased 27 percent to $0.38 per diluted share compared to $0.30 per diluted share for the fourth quarter of 2003. (See “Financial Measures” below for a discussion of adjusted EBITDA, cash earnings and cash earnings per diluted share.)

“We are very pleased with our fourth quarter and full-year results,” commented Mike Parks, chairman and chief executive officer. “Alliance continues to benefit from the significant client wins over the past two years, as well as client renewals, contract expansions and strong core growth across our business lines. This momentum continued in the fourth quarter with a new private label win, Trek Bicycle Corporation, as well as contract renewals with J. Crew and New York & Company. In our utility services group, we were pleased to announce the addition of Entergy Solutions as well as an expanded contract renewal with Direct Energy. In addition, in our Loyalty Group we began the ramp up of Rona, Canada’s leading home improvement chain, as a national sponsor in our Canadian AIR MILES® Reward Program.

Alliance Data Systems Corp. February 2, 2005	Page 2

Finally, our acquisition of Epsilon Data Management, Inc. is off to a solid start. We believe that this significant expansion of our loyalty footprint in North America combined with solid growth in our traditional growth engines will drive strong results in 2005.”

2004 Full-Year Results
For the year ended December 31, 2004, revenue increased 20 percent to $1.26 billion compared to $1.05 billion for the year ended December 31, 2003. Net income increased 52 percent to $102.4 million in 2004, or $1.22 per diluted share, compared to $67.3 million, or $0.84 per diluted share in 2003. Net income was impacted by a $10.2 million after tax non-cash stock compensation charge recorded in 2004 compared to a $3.8 million after tax non-cash stock compensation charge in 2003.

Adjusted EBITDA for the year ended December 31, 2004 increased 32 percent to $279.3 million compared to $211.2 million for the year ended December 31, 2003. Cash earnings per diluted share increased 50 percent to $1.54 per share, compared to $1.03 per share for the year ended December 31, 2003.

Segment Review
Transaction Services revenue increased 1 percent in the fourth quarter to $170.2 million compared to the prior year. Adjusted EBITDA remained steady in the fourth quarter at $20.9 million. For the year ended December 31, 2004, Transaction Services revenue increased 11 percent to $681.7 million compared to $614.5 million for the year ended December 31, 2003. Adjusted EBITDA for the year ended December 31, 2004 increased 11 percent to $97.5 million compared to $88.0 million for the year ended December 31, 2003. Statements generated increased more than 14 percent for the year. The vast majority of this segment consists of Alliance’s private label and utility services businesses, two of Alliance’s growth engines. This segment continued to benefit from core client growth, new client signings and modest acquisitions that occurred during the last two years. Results also reflect the Company’s ongoing goal toward building scale in utility services, which has and will continue to require ongoing investment in infrastructure including technology and personnel.

Credit Services revenue increased 7 percent in the fourth quarter to $129.4 million compared to the prior year. Adjusted EBITDA increased 21 percent to $32.9 million compared to the prior year. For the year ended December 31, 2004, Credit Services revenue increased 19 percent to $514.0 million compared to $433.6 million for the year ended December 31, 2003. Adjusted EBITDA for the year ended December 31, 2004 increased 63 percent to $125.7 million compared to $77.0 million for the year ended December 31, 2003. Private label credit sales and portfolio growth continued to grow at double digit rates during 2004. Private label credit sales were generally solid during the fourth quarter except for one major private label client, which had a significant decrease in same store sales for the period, impacting the Company’s overall sales growth. For the year ended December 31, 2004, Credit Services continued to benefit from better-than-expected credit losses. In addition, delinquencies, which are a predictor of future write-offs, also trended favorably during the year. Regarding funding costs, Alliance Data has successfully locked in long-term fixed rates on its credit card portfolio with maturities extending for several years.

Alliance Data Systems Corp. February 2, 2005	Page 3

Marketing Services revenue increased 44 percent in the fourth quarter to $126.2 million compared to the prior year. Adjusted EBITDA increased 31 percent in the fourth quarter to $14.2 million compared to the prior year. For the year ended December 31, 2004, Marketing Services revenue increased 30 percent to $375.6 million compared to $289.8 million for the year ended December 31, 2003. Adjusted EBITDA for the year ended December 31, 2004 increased 21 percent to $56.1 million compared to $46.2 million for the year ended December 31, 2003. The strong growth in revenue and adjusted EBITDA was driven by firm pricing, no Air Miles Sponsor attrition and the rollout of two major national programs — Rona and Bank of Montreal\WestJet Airlines Tri-Branded MasterCard. In addition, Epsilon Data Management, Inc. contributed solid results since being acquired in November 2004. For the year ended December 31, 2004, AIR MILES reward miles issued, which increased 10 percent, and AIR MILES reward miles redeemed, which increased 18 percent, suggest strong momentum for 2005.

Outlook

For full year 2005, the Company’s three growth engines are expected to continue to cycle leadership roles, with anticipated over performance from Marketing Services. Partially offsetting this overperformance will be infrastructure investments in utility services aimed at streamlining operations. When combining these items with an expected solid year in Credit Services, the Company is comfortable reiterating its guidance for 2005. Specifically, the Company is projecting 2005 revenue of $1.45-$1.47 billion, adjusted EBITDA of $330-$335 million and cash earnings per share of $1.81-$1.83.

Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as adjusted EBITDA, Operating EBITDA, Cash Earnings and Cash Earnings per diluted share. The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations. These metrics are an integral part of the Company’s internal reporting to measure the performance of reportable segments and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available in the accompanying schedules and on the Company’s website. The financial measures presented are consistent with the Company’s historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.

Conference Call

Alliance Data Systems will host a conference call on February 2, 2005 at 5 p.m. (Eastern) to discuss the Company’s fourth quarter and full year results. The conference call will be available via the Internet at www.AllianceDataSystems.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company’s website.

Alliance Data Systems Corp. February 2, 2005	Page 4

About Alliance Data Systems

Based in Dallas, Alliance Data Systems is a leading provider of transaction services, credit services and marketing services. The Company assists retail, petroleum, utility and financial services clients in managing the critical interactions between them and their customers. Alliance Data manages approximately 95 million consumer relationships for some of North America’s most recognizable companies and operates and markets the largest coalition loyalty program in Canada. Alliance Data Systems employs approximately 7,500 associates at more than 30 locations in the United States and Canada. For more information about the Company, visit its website, http://www.AllianceDataSystems.com.

Alliance Data Systems’ Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for December 31, 2003.

Alliance Data Systems Corp. February 2, 2005	Page 5

ALLIANCE DATA SYSTEMS CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(Unaudited) (In millions, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2004	2003	Change	2004	2003	Change
Revenues	$346.8	$297.9	16%	$1,257.4	$1,046.5	20%

Net income	$16.0	$19.8	(19%)	$102.4	$67.3	52%

Net income per share — diluted	$0.19	$0.24	(21%)	$1.22	$0.84	45%

Adjusted EBITDA	$68.0	$59.0	15%	$279.3	$211.2	32%

Operating EBITDA	$77.4	$67.8	14%	$305.3	$232.7	31%

Cash earnings	$32.3	$24.9	30%	$129.6	$83.0	56%

Cash earnings per share — diluted	$0.38	$0.30	27%	$1.54	$1.03	50%

	As of	As of
	December 31,	December 31,
	2004	2003
Cash and cash equivalents	$84.0	$67.7
Seller’s interest and credit card receivables	248.1	271.4
Redemption settlement assets	243.5	215.3
Intangible assets, net	233.8	143.7
Goodwill	708.9	484.4
Total assets	2,239.9	1,867.4

Deferred revenue	547.1	476.4
Certificates of deposit	94.7	200.4
Core debt	342.8	189.8
Total liabilities	1,376.5	1,165.1
Stockholders’ equity	863.4	702.3

Alliance Data Systems Corp. February 2, 2005	Page 6

ALLIANCE DATA SYSTEMS CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(Unaudited) (In millions)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2004	2003	Change	2004	2003	Change
Segment Revenue:
Transaction Services	$170.2	$167.9	1%	$681.7	$614.5	11%
Credit Services	129.4	121.3	7%	514.0	433.6	19%
Marketing Services	126.2	87.4	44%	375.6	289.8	30%
Intersegment	(79.0)	(78.7)	n/m	(313.9)	(291.4)	8%

	$346.8	$297.9	16%	$1,257.4	$1,046.5	20%

Segment Adjusted EBITDA:
Transaction Services	$20.9	$21.0	n/m	$97.5	$88.0	11%
Credit Services	32.9	27.2	21%	125.7	77.0	63%
Marketing Services	14.2	10.8	31%	56.1	46.2	21%

	$68.0	$59.0	15%	$279.3	$211.2	32%

Key Performance Indicators:
Core transactions processed	697.3	612.1	14%	2,677.5	2,104.8	27%
Statements generated	48.0	45.8	5%	191.0	167.1	14%
Average core portfolio	$3,069.2	$2,849.9	8%	$2,953.8	$2,589.3	14%
Private label credit sales	$1,918.1	$1,835.9	4%	$6,227.4	$5,604.2	11%
AIR MILES Reward Miles issued	789.9	704.7	12%	2,834.1	2,571.5	10%
AIR MILES Reward Miles Redeemed	498.2	472.7	5%	1,782.2	1,512.8	18%

n/m = not meaningful

Alliance Data Systems Corp. February 2, 2005	Page 7

ALLIANCE DATA SYSTEMS CORPORATION
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Unaudited) (In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Total revenue	$346.8	$297.9	$1,257.4	$1,046.5

Total operating expenses	318.9	262.8	1,085.3	915.8

Operating income	27.9	35.1	172.1	130.7

Financing costs (1)	2.2	3.1	7.7	17.5
Other debt related costs (2)	—	—	—	4.3

Income before income taxes	25.7	32.0	164.4	108.9
Income tax expense	9.7	12.2	62.0	41.6

Net income	$16.0	$19.8	$102.4	$67.3

Net income per share — basic	$0.20	$0.25	$1.26	$0.86

Net income per share — diluted	$0.19	$0.24	$1.22	$0.84

Weighted average shares outstanding — basic	81.6	79.7	81.0	78.0

Weighted average shares outstanding — diluted	85.4	82.7	84.0	80.3

(1)	Financing costs includes non-cash fair value gain on swap of zero and $2.4 million for the three months ended December 31, 2004 and 2003, respectively, and $4.7 million and $8.3 million for the twelve months ended December 31, 2004 and 2003, respectively.

(2)	Represents the non-cash write-off of debt issuance costs associated with the early payoff of subordinated notes and term debt.

Alliance Data Systems Corp. February 2, 2005	Page 8

ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF NON-GAAP INFORMATION
(Unaudited) (In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Adjusted EBITDA and Operating EBITDA:

Net income (GAAP measure)	$16.0	$19.8	$102.4	$67.3

Income tax expense	9.7	12.2	62.0	41.6

Financing costs(1)	2.2	3.1	7.7	17.5

Other debt related costs (2)	—	—	—	4.3

Stock compensation expense (3)	15.8	3.2	15.8	5.9

Depreciation and other amortization	15.5	14.3	62.6	54.0

Amortization of purchased intangibles	8.8	6.4	28.8	20.6

Adjusted EBITDA	68.0	59.0	279.3	211.2

Plus change in deferred revenue	35.7	25.9	70.7	113.9

Less change in redemption settlement assets	(13.0)	(7.5)	(28.2)	(49.0)

Foreign currency impact	(13.3)	(9.6)	(16.5)	(43.4)

Operating EBITDA	$77.4	$67.8	$305.3	$232.7

Cash Earnings:

Net income (GAAP measure)	$16.0	$19.8	$102.4	$67.3

Add back non-cash non-operating items:

Amortization of purchased intangibles	8.8	6.4	28.8	20.6

Stock compensation expense (3)	15.8	3.2	15.8	5.9

Other debt related costs (2)	—	—	—	4.3

Mark to market swap adjustment (4)	—	(2.4)	(4.7)	(8.3)

Income tax effect (5)	(8.3)	(2.1)	(12.7)	(6.8)

Cash earnings	$32.3	$24.9	$129.6	$83.0

Weighted average shares outstanding — diluted	85.4	82.7	84.0	80.3

Cash earnings per share — diluted	$0.38	$0.30	$1.54	$1.03

(1)	Financing costs includes non-cash fair value gain on swap of zero and $2.4 million for the three months ended December 31, 2004 and 2003, respectively, and $4.7 million and $8.3 million for the twelve months ended December 31, 2004 and 2003, respectively.

(2)	Represents the non-cash write-off of debt issuance costs associated with the early payoff of subordinated notes and term debt.

(3)	In the first quarter of 2003 and the fourth quarter of 2003 and 2004, the Company recorded stock compensation expense primarily related to the vesting of performance based restricted stock for certain officers. The fourth quarter charge 2004 primarily relates to the Company achieving certain targets based on stock price appreciation against a predetermined market index, among other performance measures.

(4)	Represents the fair value gain on an interest rate swap that does not meet the hedging requirements of Statement of Financial Accounting Standards No. 133, as revised.

(5)	Represents GAAP income taxes adjusted for the related tax benefit or expense for the non-GAAP measure adjustments.

Alliance Data Systems Corp. February 2, 2005	Page 9

ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF SEGMENT ADJUSTED EBITDA
BEFORE STOCK COMPENSATION EXPENSE
(Unaudited) (In millions)

	Three months ended December 31, 2004
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income	amortization	expense (3)	EBITDA(6)
Transaction Services	$0.8	$14.9	$5.2	$20.9
Credit Services	25.7	1.9	5.3	32.9
Marketing Services	1.4	7.5	5.3	14.2

	$27.9	$24.3	$15.8	$68.0

	Three months ended December 31, 2003
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income	amortization	expense(3)	EBITDA(6)
Transaction Services	$5.7	$14.2	$1.1	$21.0
Credit Services	24.2	1.9	1.1	27.2
Marketing Services	5.2	4.6	1.0	10.8

	$35.1	$20.7	$3.2	$59.0

	Twelve months ended December 31, 2004
			Stock
	Operating	Depreciation &	compensation	Adjusted
	Income	amortization	expense (3)	EBITDA(6)
Transaction Services	$30.5	$61.8	$5.2	$97.5
Credit Services	112.5	7.9	5.3	125.7
Marketing Services	29.1	21.7	5.3	56.1

	$172.1	$91.4	$15.8	$279.3

	Twelve months ended December 31, 2003
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income	amortization	expense (3)	EBITDA(6)
Transaction Services	$34.5	$51.5	$2.0	$88.0
Credit Services	69.4	5.6	2.0	77.0
Marketing Services	26.8	17.5	1.9	46.2

	$130.7	$74.6	$5.9	$211.2

(3)	In the first quarter of 2003 and the fourth quarter of 2003 and 2004, the Company recorded stock compensation expense primarily related to the vesting of performance based restricted stock for certain officers. The fourth quarter charge primarily relates to the Company achieving certain targets based on stock price appreciation against a predetermined market index, among other performance measures.

(6)	Represents segment adjusted EBITDA and is equal to operating income plus depreciation and amortization and stock compensation expense.

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